UNITED STATES
SECURITES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)    April 20, 2011

Multiband Corporation
(Exact name of registrant as specified in its chapter)

Minnesota	13529	41-1255001
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

9449 Science Center Drive
New Hope, Minnesota	55428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code        763-504-3000

 (Former name or former address, if changed since last report)

Item 1.01    Termination of a Material Definitive Agreement.

On August 3, 2010, Multiband Corporation. signed a $10.0 million purchase agreement with Lincoln Park Capital Fund, LLC (“LPC”), an Illinois limited liability company.

On April 20, 2011,  Multiband Corporation terminated the purchase agreement with Lincoln Park Capital Fund, LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIBAND CORPORATION

April 21, 2011	By:	/s/ James Mandel, CEO